Exhibit 99.1

IMAGE ENTERTAINMENT APPOINTS JEFF M. FRAMER PRESIDENT

David Borshell Departs Company

CHATSWORTH, Calif., March 16, 2009 – Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, announced today that Jeff M. Framer has been named President of the Company. Mr. Framer has been with Image Entertainment since 1990 and served as the Company’s Chief Financial Officer for the past 15 years. David Borshell, who was named President in April 2008, has left Image Entertainment.

Executive officer Bill Bromiley will continue to serve as Chief Acquisitions Officer, overseeing all of the Company’s content acquisitions, marketing and sales, and Executive Officer Rick Eiberg, who served as Executive Vice President, Operations and Chief Technology Officer since April 2008, has been promoted to Chief Operating Officer.

“On behalf of our shareholders, employees and the board, we want to thank David for his many contributions to Image and for his years of service. David was an integral part of Image Entertainment’s growth over the past 24 years,” said Martin W. Greenwald, Chairman of the Board of Image Entertainment.
Mr. Framer will assume his new responsibilities effective immediately, and will continue as Chief Financial Officer until his replacement is identified and appointed.

“Image Entertainment has been a major force in the distribution of entertainment content for more than 25 years, and is widely recognized as one of the largest providers of home entertainment programming to retailers across North America,” said Framer. “Working with Bill, Rick and the Board, my goal is to continue Image’s growth as a leading entertainment company, providing value to shareholders, desirable product to retailers and superior content to consumers.”

“The Board is extremely pleased to have Jeff at the helm,” said Greenwald. “Jeff has repeatedly demonstrated fiscal responsibility and prowess, sometimes under the most difficult of circumstances, and has a solid track record of leadership and achievement. In addition, Jeff has the unequivocal respect and support of Image’s Board, senior management and employees.”

About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,500 exclusive DVD titles and approximately 370 exclusive CD titles in domestic release and approximately 600 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 300 audio programs containing more than 4,500 tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, but are not limited to, (a) our ability to secure media content on acceptable terms, (b) our ability to service our principal and interest obligations on our outstanding debt, (c) the ability of our common stock to continue trading on NASDAQ, (d) changes in the retail DVD and digital media and entertainment industries, (e) changes in our business plan, (f) our inability to raise additional working capital on acceptable terms, (g) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (h) changes in general economic conditions, including the performance of financial markets and interest rates, (i) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (j) claims that we infringe other parties’ intellectual property, (k) the performance of business partners upon whom we depend, (l) changes in accounting standards, practices or policies, (m) adverse results or other consequences from litigation, arbitration or regulatory investigations, and (n) further sales or dilution of our equity, which may adversely affect the market price of our common stock.

For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results for the periods identified may differ materially from management’s expectations. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

Contact:	Steve Honig The Honig Company, Inc. 818-986-4300 press@honigcompany.com